                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported):  March 16, 1995
                                                  ----------------


                          ROTECH MEDICAL CORPORATION
                          --------------------------
            (Exact name of Registrant as specified on its Charter)

          Florida                                            59-2115892
- -----------------------------                            -------------------
  (State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                           Identification No.)


4506 L.B. McLeod Road, Suite F, Orlando, Florida                      32811
- ------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:    (407) 841-2115
- ---------------------------------------------------------------------

Not Applicable
- --------------
(former name or former address, if changed since last report)

        The undersigned Registrant hereby amends the following item, financial statements, exhibits or other portions of its Current Report on Form 8-K, filed March 16, 1995, relating to the acquisition of an aggregate of individually insignificant businesses acquired during the period August 1, 1994 to March 13, 1995.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
- ---------------------------------------------------------------------------

        (a)1.   Financial Statements of Business Acquired.
        ------------------------------------------------
        Lovejoy Medical Ltd.
        --------------------
                Report of Independent Certified Public Accountants

                Balance Sheet at December 31, 1993

                Statement of Income for the Year Ended December 31, 1993

                Statement of Shareholder's Equity for the Year Ended December 31, 1993

                Statement of Cash Flows for the Year Ended December 31, 1993

                Notes to Financial Statements

                Interim Balance Sheet at July 31, 1994 (unaudited)

                Interim Statement of Income for the Seven Months Ended July 31, 1994 (unaudited)

                Interim Statement of Shareholder's Equity for the Seven Months Ended July 31, 1994 (unaudited)

                Interim Statement of Cash Flows for the Seven Months Ended July 31, 1994 (unaudited)

                Notes to Interim Financial Statements as of July 31, 1994 (unaudited)

        Rothert's Hospital Equipment, Inc.
        ----------------------------------

                Report of Independent Certified Public Accountants

                Balance Sheet at December 31, 1993

                Statement of Income for the Year Ended December 31, 1993

                Statement of Shareholders' Equity for the Year Ended December 31, 1993

                Statement of Cash Flows for the Year Ended December 31, 1993

                Notes to Financial Statements

                Interim Balance Sheet at September 30, 1994 (unaudited)

                Interim Statement of Income for the Nine Months Ended September 30, 1994 (unaudited)

                Interim Statement of Shareholders' Equity for the Nine Months Ended September 30, 1994 (unaudited)

                Interim Statement of Cash Flows for the Nine Months Ended September 30, 1994 (unaudited)

                Notes to Interim Financial Statements as of September 30, 1994 (unaudited)

        Pioneer Medical Services, Inc.
        ------------------------------

                Report of Independent Certified Public Accountants

                Balance Sheet at December 31, 1994

                Statement of Income for the Year Ended December 31, 1994

                Statement of Shareholders' Equity for the Year Ended December 31, 1994

                Statement of Cash Flows for the Years Ended December 31, 1994

                Notes to Financial Statements

        (b)1.   Pro Forma Financial Information.
        ----------------------------------------

                Pro Forma Condensed Combined Financial Statements at July 31, 1994 (unaudited)

                Pro Forma Condensed Combined Interim Financial Statements at January 31, 1995 (unaudited)

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment on Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RoTech Medical Corporation
                                        a Florida Corporation



Dated:     May 1, 1995                  By: /s/ Rebecca R. Irish
       -------------------                  -----------------------
                                            Rebecca R. Irish, Treasurer and
                                            Chief Financial Officer

Report of Independent Certified Public Accountants
- ------------------------------------------------------------------------------

Shareholder and Director
Lovejoy Medical Ltd.

We have audited the accompanying balance sheet of Lovejoy Medical Ltd. as of December 31, 1993, and the related statements of income, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lovejoy Medical Ltd. at December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

MICHAEL GALLOWAY & COMPANY
Orlando, Florida
April 21, 1995

                              Lovejoy Medical Ltd.

Balance Sheet
- ------------------------------------------------------------------------------


                                                               DECEMBER 31
                                                                  1993
                                                               -----------
ASSETS
Current Assets:
    Cash....................................................    $   40,587
    Accounts receivable:
     Trade, less allowance for contractual and doubtful
        accounts of $349,926................................       814,873
    Inventories.............................................       248,633
    Prepaid expenses and other..............................        19,132
                                                                ----------
Total Current Assets........................................     1,123,225

Other Assets:
    Intangible assets net of accumulated amortization
        of $66,667..........................................       138,333
    Other...................................................        14,762
                                                                ----------
                                                                   153,095

Property and Equipment, less accumulated depreciation.......       899,938
                                                                ----------
Total Assets................................................    $2,176,258
                                                                ==========

                            See accompanying notes.
                            ----------------------

                              Lovejoy Medical Ltd.

Balance Sheet
- ------------------------------------------------------------------------------


                                                               DECEMBER 31
                                                                  1993
                                                               -----------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
    Accounts payable........................................    $  107,599
    Accrued expenses and other liabilities..................       142,856
    Current portion of long-term debt.......................       198,505
                                                                ----------
Total Current Liabilities...................................       448,960

Long-term debt, less current portion........................     1,075,841

Shareholder's Equity:
    Common stock, par value $20 per share, 1,000 shares
        authorized, issued and outstanding..................        20,000
    Retained earnings.......................................       631,457
                                                                ----------
                                                                   651,457
                                                                ----------
Total Liabilities and Shareholder's Equity..................    $2,176,258
                                                                ==========

                            See accompanying notes.
                            ----------------------

                             Lovejoy Medical Ltd.

Statement of Income
- ------------------------------------------------------------------------------


                                                               YEAR ENDED
                                                               DECEMBER 31
                                                                  1993
                                                               -----------
Operating revenue...........................................    $3,677,812

Cost and expenses:
    Cost of revenue.........................................       796,049
    Selling, general and administrative.....................     2,287,242
    Depreciation and amortization...........................       280,430
    Interest................................................        36,775
                                                                ----------
                                                                 3,400,496
                                                                ----------
            Net Income......................................    $  277,316
                                                                ==========

                            See accompanying notes.
                            ----------------------

                             Lovejoy Medical Ltd.

Statement of Shareholder's Equity
- ------------------------------------------------------------------------------


                                       COMMON STOCK
                                  ---------------------      RETAINED
                                  SHARES        AMOUNT       EARNINGS
                                  -------      --------     ----------
Balance at January 1, 1993.....     1,000       $20,000     $1,187,571

  Net income...................        -             -         277,316
  Distribution to Shareholder..        -             -        (833,430)
                                  -------      --------     ----------
Balance at December 31, 1993...     1,000       $20,000     $  631,457
                                  =======      ========     ==========


                            See accompanying notes.
                            ----------------------

                              Lovejoy Medical Ltd.

Statement of Cash Flows
- ------------------------------------------------------------------------------

                                                               YEAR ENDED
                                                               DECEMBER 31
                                                                  1993
                                                               -----------
OPERATING INCOME
Net income....................................................  $  277,316

Adjustments to reconcile net income to net
 cash provided by operations:
   Depreciation.............................................       213,763
   Amortization.............................................        66,667
   Changes in operating assets and liabilities:
     Decrease in trade accounts receivable..................       155,440
     Increase in inventories................................       (23,049)
     Decrease in prepaid expenses and other.................       102,445
     Decrease in accounts payable...........................       (80,373)
     Increase in accrued expenses and other liabilities.....        39,339
                                                                ----------
       Net cash provided by operating activities............       751,548

INVESTING ACTIVITIES
Purchases of property and equipment.........................      (335,486)
Payment for acquisition of net assets, net of
  cash acquired.............................................      (987,815)
Advances and deposits.......................................           (17)
                                                                ----------
       Net cash used in investing activities................    (1,323,318)

FINANCING ACTIVITIES
Distributions to shareholder................................      (833,430)
Proceeds from long-term debt................................     1,550,000
Payments on long-term debt..................................      (275,654)
                                                                ----------
       Net cash provided by financing activities............       440,916
                                                                ----------
                         Decrease in cash...................      (130,854)
Cash at beginning of period.................................       171,441
                                                                ----------
Cash at end of period.......................................    $   40,587
                                                                ==========
Supplemental disclosure of cash flow
  information
    Cash paid during the year for interest..................    $   40,345


                            See accompanying notes.
                            -----------------------

                             Lovejoy Medical Ltd.

Notes to Financial Statements--December 31, 1993
- ------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Lovejoy Medical Ltd. (the "Company") was incorporated on November 16, 1983. The Company markets and provides home health care products and services and rents home care equipment to patients, through its six locations in Kentucky. These products and services, which are typically prescribed by a physician, include home health care products (such as respiratory therapy equipment and convalescent medical equipment).

REVENUE RECOGNITION

Revenues are reported on the accrual basis in the period in which services are provided. Operating revenue represents the estimated net realizable amounts from patients, third-party payors, and others for services rendered. The Company's accounts receivable consists primarily of amounts due from federal and state third-party reimbursement programs and third-party payors.

Rental income under short-term leasing arrangements is recognized on a straight-line basis over the term of the lease and approximated $2.2 million in 1993. Approximately 85% of gross revenue in 1993 was derived under federal and state third-party reimbursement programs.

INVENTORIES

Inventories consist principally of durable medical equipment and medical supplies and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is provided on the straight line method over the estimated useful lives of the assets (generally three to five years). Amortization of leasehold improvements is included in depreciation.

INCOME TAXES

On December 27, 1986, the Company elected to be treated as an S corporation under the provisions of the Internal Revenue Code by the consent of its shareholders. Under these provisions, the Company's income is taxable to its shareholders rather than the Company.

                             Lovejoy Medical Ltd.

Notes to Financial Statements - December 31, 1993
- ------------------------------------------------------------------------------

2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

Rental equipment.......................................   $1,331,960
Furniture and fixtures.................................      119,636
Office equipment.......................................      122,728
Vehicles...............................................      296,626
                                                          ----------
                                                           1,870,950
Less accumulated depreciation..........................      971,012
                                                          ----------
                                                          $  899,938
                                                          ----------

The carryng value of the rental equipment is $605,276.

3. LONG-TERM DEBT

The Company's long-term debt consists of a $1,550,000 secured commercial loan with interest at the prime rate plus .75%. The loan is payable in monthly installments of $23,205 with remaining balance due on July 12, 1995. The loan is collateralized by substantially all trade accounts receivable, inventory, property and equipment, cash and investments of the Company.

The annual maturities of the loan are as follows:

Due in 1994............................................   $  198,505
Due in 1995............................................    1,075,841
                                                          ----------
Total outstanding balance..............................   $1,274,346
                                                          ==========

                             Lovejoy Medical Ltd.

Notes to Financial Statements - December 31, 1993
- ------------------------------------------------------------------------------

4. ACQUISITION

The Company acquired substantially all of the net assets of a Kentucky-based home health care company and acquired covenants not to compete from the seller and the seller's key management effective July 12, 1993 for $1,120,000 cash.

The combined fair market value of those assets acquired and liabilities assumed effective July 12, 1993 are reflected below:

                Accounts receivable..................   $ 425,000
                Inventories..........................      50,000
                Prepaid expenses.....................       5,000
                Property and equipment...............     375,000
                Liabilities..........................    (132,185)
                                                        ---------
                Net assets acquired..................   $ 722,815
                                                        =========

Operating results of the acquired company have been included in the statement of income since the date of acquisition. The covenants not to compete are amortized over periods ranging from nine months to three years, on a straight-line basis.

5. LEASE COMMITMENTS

Rental expense approximated $130,630 for the year ended December 31, 1993.

Future minimum rental commitments under leases, primarily for buildings, are as follows:


            FOR THE YEARS ENDING DECEMBER 31
            --------------------------------
                        1994.........................   $106,806
                        1995.........................    101,828
                        1996.........................     85,492
                        1997.........................     84,000
                        1998.........................     49,000
                                                        --------
                                                        $427,126
                                                        ========

                             Lovejoy Medical Ltd.

Notes to Financial Statements - December 31, 1993
- ------------------------------------------------------------------------------

6. RELATED PARTY TRANSACTIONS

The Company leases a certain facility from a company owned by its president and sole shareholder. Rent expense under this operating lease amounted to $28,000 in 1993 and is included in the lease commitments disclosed in Note 5.

7. SUBSEQUENT EVENT

Effective August 1, 1994, the Company sold substantially all of its net assets and granted a covenant not to compete to a Florida-based provider of home health care services for approximately $3.8 million cash and 131,057 shares of the buyer's restricted common stock valued at $1.9 million.

                              Lovejoy Medical Ltd.

Interim Balance Sheet (Unaudited)
- ------------------------------------------------------------------------------


                                                              JULY 31, 1994
                                                              -------------
ASSETS
Current Assets:
    Cash....................................................    $   37,403
    Accounts receivable:
        Trade, less allowance for contractual and doubtful
            accounts........................................     1,355,813
    Inventories.............................................       251,867
    Prepaid expenses and other..............................        25,910
                                                                ----------
Total Current Assets........................................     1,670,993

Other Assets:
    Intangible assets net of accumulated amortization.......       138,333
    Other...................................................        14,762
                                                                ----------
                                                                   153,095

Property and Equipment, less accumulated depreciation.......       886,578
                                                                ----------
Total Assets................................................     2,710,666
                                                                ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
    Accounts payable, accrued expense and other
        liabilities.........................................    $  198,518
    Current portion of long-term debt.......................       198,505
                                                                ----------
Total Current Liabilities...................................       397,023

Long-term debt..............................................       965,441

Shareholder's Equity:
    Common stock, par value $20 per share, 1,000 shares
        authorized, issued and outstanding..................        20,000
    Retained earnings.......................................     1,328,202
                                                                ----------
                                                                 1,348,202
                                                                ----------
Total Liabilities and Shareholder's Equity..................    $2,710,666
                                                                ==========

            See accompanying notes to interim financial statements.
            ------------------------------------------------------

                             Lovejoy Medical Ltd.

Interim Statement of Income (Unaudited)
- ------------------------------------------------------------------------------


                                                       SEVEN MONTHS ENDED
                                                          JULY 31, 1994
                                                       ------------------
Operating revenue.................................        $2,843,574

Cost and expenses:
    Cost of revenue...............................           588,542
    Selling, general and administrative...........         1,418,800
    Depreciation..................................           122,415
    Interest......................................            53,177
                                                          ----------
                                                           2,182,934
                                                          ----------
            Net Income............................        $  660,640
                                                          ==========

            See accompanying notes to interim financial statements.
            -------------------------------------------------------

                              Lovejoy Medical Ltd.

Interim Statement of Shareholder's Equity (Unaudited)
- ------------------------------------------------------------------------------


                                                    COMMON STOCK
                                                  ----------------   RETAINED
                                                  SHARES   AMOUNT    EARNINGS
                                                  ------  --------  ----------
Balance at January 1, 1994......................   1,000   $20,000  $  631,457

    Net Income..................................                       660,640
    Distributions to Shareholder................                        36,105
                                                  ------  --------  ----------
Balance at July 31, 1994........................   1,000   $20,000  $1,328,202
                                                  ======  ========  ==========



            See accompanying notes to interim financial statements.
            ------------------------------------------------------

                             Lovejoy Medical Ltd.

Interim Statement of Cash Flows (Unaudited)
- ------------------------------------------------------------------------------


                                                       SEVEN MONTHS ENDED
                                                          JULY 31, 1994
                                                       ------------------
    Net cash provided by operating activities.....        $  216,271

INVESTING ACTIVITIES
Purchases of property and equipment...............          (109,055)
                                                          ----------
    Net cash used in investing activities.........          (109,055)

FINANCING ACTIVITIES
Net payments on long-term debt....................          (110,400)
                                                          ----------
    Net cash used in financing activities.........          (110,400)
                                                          ----------
                             Decrease in cash.....            (3,184)
Cash at beginning of period.......................            40,587
                                                          ----------
Cash at end of period.............................        $   37,403
                                                          ==========

            See accompanying notes to interim financial statements.
            -------------------------------------------------------

                             Lovejoy Medical Ltd.

Notes to Interim Financial Statements - July 31, 1994 (Unaudited)
- ------------------------------------------------------------------------------

1. BASIS OF REPORTING

The interim balance sheet as of July 31, 1994 an the interim statements of income, shareholder's equity and cash flows for the seven months ended July 31, 1994 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for the fair statement of the results of the interim periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements as of and for the year ended December 31, 1993. The results of operations for the interim period are not necessarily indicative of the results which may be expected for an entire year.

2. SUBSEQUENT EVENT

Effective August 1, 1994, the Company sold substantially all of its net assets and granted a covenant not to compete to a Florida-based provider of home health care services for approximately $3.8 million cash and 131.057 shares of the buyer's restricted common stock valued at $1.9 million.

Report of Independent Certified Public Accountants
- ------------------------------------------------------------------------------

Shareholder and Director
Rothert's Hospital Equipment, Inc.

We have audited the accompanying balance sheet of Rothert's Hospital Equipment, Inc. as of December 31, 1993, and the related statements of income, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Rothert's Hospital Equipment, Inc. at December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

MICHAEL GALLOWAY & COMPANY
Orlando, Florida
April 21, 1995

                      Rothert's Hospital Equipment, Inc.

Balance Sheet
- ------------------------------------------------------------------------------


                                                               DECEMBER 31
                                                                  1993
                                                               -----------
ASSETS
Current Assets:
    Cash....................................................    $   20,916
    Accounts receivable:
      Trade, less allowance for contractual and doubtful
        accounts of $149,684................................       514,342
    Inventories.............................................       215,155
    Prepaid expenses and other..............................         9,305
                                                                ----------
Total Current Assets........................................       759,718

Other Assets:
    Investment in affiliated company........................        76,584
    Other assets............................................           775
                                                                ----------
                                                                    77,359

Property and Equipment, less accumulated depreciation.......       492,736
                                                                ----------
Total Assets................................................    $1,329,813
                                                                ==========

                            See accompanying notes.
                            ----------------------

                      Rothert's Hospital Equipment, Inc.

Balance Sheet
- ------------------------------------------------------------------------------


                                                               DECEMBER 31
                                                                  1993
                                                               -----------
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
    Accounts payable........................................    $  298,163
    Accrued expenses and other liabilities..................        48,404
    Notes payable...........................................       477,991
    Advance from shareholder................................       108,000
                                                                ----------
Total Current Liabilities...................................       932,558

Shareholder's Equity:
    Common stock, par value $162.22 per share, 500 shares
        authorized, issued and outstanding..................        81,111
    Retained earnings.......................................       316,144
                                                                ----------
                                                                   397,255
                                                                ----------
Total Liabilities and Shareholder's Equity..................    $1,329,813
                                                                ==========

                            See accompanying notes.
                            ----------------------

                      Rothert's Hospital Equipment, Inc.

Statement of Income
- ------------------------------------------------------------------------------


                                                               YEAR ENDED
                                                               DECEMBER 31
                                                                  1993
                                                               -----------
Operating revenue...........................................    $3,956,262

Cost and expenses:
    Cost of revenue.........................................     1,101,226
    Selling, general and administrative.....................     2,153,366
    Depreciation............................................       110,605
    Interest................................................        22,009
                                                                ----------
                                                                 3,387,206
                                                                ----------
            Net Income......................................    $  569,056
                                                                ==========

                            See accompanying notes.
                            ----------------------

                      Rothert's Hospital Equipment, Inc.

Statement of Shareholder's Equity
- ------------------------------------------------------------------------------


                                        COMMON STOCK
                                  -----------------------     RETAINED
                                    SHARES       AMOUNT       EARNINGS
                                  ----------    ---------    ----------
Balance at January 1, 1993.....      500         $81,111      $220,174

  Net income...................       -              -         569,056
  Distribution to Shareholder..       -              -        (473,086)
                                  -------        -------      --------
Balance at December 31, 1993...      500         $81,111      $316,144
                                  =======        =======      ========


                            See accompanying notes.
                            ----------------------

                      Rothert's Hospital Equipment, Inc.

Statement of Cash Flows
- ------------------------------------------------------------------------------

                                                              YEAR ENDED
                                                              DECEMBER 31
                                                                 1993
                                                              -----------
OPERATING ACTIVITIES
Net income....................................................  $ 569,056

Adjustments to reconcile net income to net
 cash provided by operations:
   Depreciation...............................................    110,605
   Changes in operating assets and liabilities:
     Increase in trade accounts receivable....................    (17,187)
     Increase in inventories..................................    (79,101)
     Decrease in prepaid expenses.............................      2,531
     Increase in accounts payable.............................    177,213
     Increase in accrued expenses and other liabilities.......     18,558
                                                                ---------
     Net cash provided by operating activities................    718,675

INVESTING ACTIVITIES
Purchases of property and equipment...........................   (424,168)
Increase in investment in affialiated company.................    (71,454)
Advances and deposits.........................................       (775)
                                                                ---------
     Net cash used in investing activities....................   (496,397)

FINANCING ACTIVITIES
Distributions to shareholders.................................   (473,086)
Proceeds from notes payable...................................    204,158
                                                                ---------
     Net cash used in financing activities....................   (268,928)
                                                                ---------
                      Increase in cash........................     16,350
Cash at beginning of period...................................      4,566
                                                                ---------
Cash at end of period.........................................  $  20,916
                                                                =========
Supplemental disclosure of cash flow information
    Cash paid during the year for interest....................  $  25,269


                            See accompanying notes.
                            -----------------------

                             Rothert's Hospital Equipment, Inc.

Notes to Financial Statements - December 31, 1993
- ------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Rothert's Hospital Equipment, Inc. (the "Company") was incorporated on January 1, 1983. The Company markets and provides home health care products and services and rents home care equipment to patients, through its two locations in Kentucky and one location in Ohio. These products and services, which are typically prescribed by a physician, include home health care products (such as respiratory therapy equipment and convalescent medical equipment).

REVENUE RECOGNITION

Revenues are reported on the accrual basis in the period in which services are provided. Operating revenue represents the estimated net realizable amounts from patients, third-party payors, and others for services rendered. The Company's accounts receivable consists primarily of amounts due from federal and state third-party reimbursement programs and third-party payors.

Rental income under short-term leasing arrangements is recognized on a straight-line basis over the term of the lease and approximated $1.8 million in 1993. Approximately 85% of gross revenue in 1993 was derived under federal and state third-party reimbursement programs.

INVENTORIES

Inventories consist principally of durable medical equipment and medical supplies and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets (generally three to five years). Amortization of leasehold improvements is included in depreciation.

                             Rothert's Hospital Equipment, Inc.

Notes to Financial Statements - December 31, 1993
- ------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

On April 1, 1990, the Company elected to be treated as an S corporation under the provisions of the Internal Revenue Code by the consent of its shareholders. Under these provisions, the Company's income is taxable to its shareholders rather than the Company.

2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

Rental equipment.......................................   $  828,654
Leasehold improvements.................................      192,315
Computer equipment.....................................      146,105
Vehicles...............................................       94,227
Furniture and equipment................................       60,265
Office equipment.......................................       23,843
                                                          ----------
                                                           1,345,409
Less accumulated depreciation..........................      852,673
                                                          ----------
                                                          $  492,736
                                                          ==========

The carrying value of the rental equipment is $202,374.

3. CURRENT NOTES PAYABLE

Current notes payable at December 31, 1993 were $477,991 under a $1,000,000 working capital secured line of credit, with interest at the prime rate. The working capital secured line of credit is payable on demand.

The working capital secured line of credit is collateralized by substantially all trade accounts receivable, inventory, property and equipment, cash and investments and all other assets of the Company.

                      Rothert's Hospital Equipment, Inc.

Notes to Financial Statements - December 31, 1993
- ------------------------------------------------------------------------------

4. LEASE COMMITMENTS

Rental expense approximated $109,000 in 1993.

Future minimum rental commitments under operating leases, primarily for buildings, are as follows:


            FOR THE YEARS ENDING DECEMBER 31
            --------------------------------
                        1994.........................   $  99,360
                        1995.........................      99,360
                        1996.........................     100,428
                        1997.........................     100,428
                        1998.........................     100,428
                        Thereafter...................     816,852
                                                       ----------
                                                        1,316,856
                                                        =========

5. INVESTMENT IN AFFILIATED COMPANY AND RELATED PARTY TRANSACTIONS

The Company leases a certain facilities from an affiliated company. The Company's 33 percent ownership in this affiliated company is accounted for by the equity method. The Company's president and shareholder also individually owns one-third of the affiliated company. Rent expense under these lease amounted to approximately $100,000 for the year ended December 31, 1993, and they are included in the lease commitments disclosed in Note 4.

The $108,000 advance from shareholder is unsecured, non-interest bearing and due on demand.

6. EMPLOYEE BENEFIT PLAN

The Company maintains a voluntary 401(k) Plan covering substantially all employees 21 years of age or older. Employees are permitted to make pre-tax contributions to the plan pursuant to salary reduction agreements. The Company may make discretionary matching contributions to the plan.

The Company expense under the plan was approximately $32,000 in 1993.

                      Rothert's Hospital Equipment, Inc.

Notes to Financial Statements - December 31, 1993
- ------------------------------------------------------------------------------

7. SUBSEQUENT EVENT

Effective October 1, 1994, the Company sold substantially all of its net assets and granted a covenant not to compete to a Florida-based provider of home health care services for approximately $5.05 million cash.

                      Rothert's Hospital Equipment, Inc.

Interim Balance Sheet (Unaudited)
- ------------------------------------------------------------------------------


                                                            SEPTEMBER 30, 1994
                                                            ------------------
ASSETS
Current Assets:
    Cash....................................................    $  331,636
    Accounts receivable:
        Trade, less allowance for contractual and doubtful
            accounts........................................       777,740
    Inventories.............................................       280,000
    Prepaid expenses and other..............................         8,757
                                                                ----------
Total Current Assets........................................     1,398,133

Other Assets:
    Investment in affiliated company........................       104,167
    Other...................................................           775
                                                                ----------
                                                                   104,942

Property and Equipment, less accumulated depreciation.......       645,082
                                                                ----------
Total Assets................................................    $2,148,157
                                                                ==========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
    Accounts payable, Accrued expenses and other
        liabilities.........................................    $  213,111
    Notes payable...........................................       834,176
    Advances from shareholder...............................       285,772
                                                                ----------
Total Current Liabilities...................................     1,333,059

Shareholder's Equity:
    Common stock, par value $162.22 per share, 500 shares
        authorized, issued and outstanding..................        81,111
    Retained earnings.......................................       733,987
                                                                ----------
                                                                   815,098
                                                                ----------
Total Liabilities and Shareholder's Equity..................    $2,148,157
                                                                ==========

            See accompanying notes to interim financial statements.
            ------------------------------------------------------

                      Rothert's Hospital Equipment, Inc.

Interim Statement of Income (Unaudited)
- ------------------------------------------------------------------------------


                                                        NINE MONTHS ENDED
                                                        SEPTEMBER 30, 1994
                                                       -------------------
Operating revenue.................................        $2,730,444

Cost and expenses:
    Cost of revenue...............................           528,676
    Selling, general and administrative...........         1,445,418
    Depreciation..................................           128,191
    Interest......................................            43,715
                                                          ----------
                                                           2,146,000
                                                          ----------
            Net Income............................        $  584,444
                                                          ==========

            See accompanying notes to interim financial statements.
            -------------------------------------------------------

                      Rothert's Hospital Equipment, Inc.

Interim Statement of Shareholder's Equity (Unaudited)
- ------------------------------------------------------------------------------


                                                    COMMON STOCK
                                                  ----------------   RETAINED
                                                  SHARES   AMOUNT    EARNINGS
                                                  ------  --------  ----------
Balance at January 1, 1994......................   500     $81,111  $  316,144

    Net Income..................................                       584,444
    Distributions to Shareholders...............                      (166,601)
                                                  ------  --------  ----------
Balance at September 30, 1994...................   500    $81,111   $  733,987
                                                  ======  ========  ==========



            See accompanying notes to interim financial statements.
            ------------------------------------------------------

                      Rothert's Hospital Equipment, Inc.

Interim Statement of Cash Flows (Unaudited)
- ------------------------------------------------------------------------------


                                                       NINE MONTHS ENDED
                                                       SEPTEMBER 30, 1994
                                                       ------------------
    Net cash provided by operating activities.....        $  251,484

INVESTING ACTIVITIES
Purchases of property and equipment...............          (280,537)
Increase in investment in affiliated company......           (27,583)
                                                          ----------
    Net cash used in investing activities.........          (308,120)

FINANCING ACTIVITIES
Proceeds from notes payable.......................           533,957
Distributions to shareholders.....................          (166,601)
                                                          ----------
    Net cash provided by financing activities.....           367,356
                                                          ----------
                             Increase in cash.....           310,720
Cash at beginning of period.......................            20,916
                                                          ----------
Cash at end of period.............................        $  331,636
                                                          ==========

            See accompanying notes to interim financial statements.
            -------------------------------------------------------

                      Rothert's Hospital Equipment, Inc.

Notes to Interim Financial Statements - September 30, 1994 (Unaudited)
- ------------------------------------------------------------------------------

1. BASIS OF REPORTING

The interim balance sheet as of September 30, 1994 and the interim statements of income, shareholders' equity and cash flows for the nine months ended September 30, 1994 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for the fair statement of the results of the interim periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements as of and for the year ended December 31, 1993. The results of operations for the interim period are not necessarily indicative of the results which may be expected for an entire year.

2. SUBSEQUENT EVENT

Effective October 1, 1994, the Company sold substantially all of its net assets and granted a covenant not to compete to a Florida-based provider of home health care services for approximately $5.05 million cash.

Report of Independent Certified Public Accountants
- ------------------------------------------------------------------------------

Shareholder and Directors
Pioneer Medical Services, Inc.

We have audited the accompanying balance sheet of Pioneer Medical Services, Inc. as of December 31, 1994, and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Medical Services, Inc. at December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

MICHAEL GALLOWAY & COMPANY
Orlando, Florida
April 21, 1995

                        Pioneer Medical Services, Inc.

Balance Sheet
- ------------------------------------------------------------------------------


                                                               DECEMBER 31
                                                                  1994
                                                               -----------
ASSETS
Current Assets:
    Cash....................................................    $   75,100
Accounts receivable:
    Trade, less allowance for contractual and doubtful
        accounts of $234,900................................       327,083
    Other...................................................         9,965
    Inventories.............................................        10,500
                                                                ----------
Total Current Assets........................................       422,648

Other Assets................................................         1,928

Property and Equipment, less accumulated depreciation.......       150,687
                                                                ----------
Total Assets................................................      $575,263
                                                                ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Accounts payable........................................      $ 83,386

Shareholders' Equity:
Common stock, par value $10 per share, 500 shares
   authorized, issued and outstanding.......................         5,000
Retained earnings...........................................       486,877
                                                                ----------
                                                                   491,877
                                                                ----------
Total Liabilities and Shareholers' Equity...................      $575,263
                                                                ==========

                            See accompanying notes.
                            -----------------------

                        Pioneer Medical Services, Inc.

Statement of Income
- ------------------------------------------------------------------------------


                                                               YEAR ENDED
                                                               DECEMBER 31
                                                                  1994
                                                               -----------
Operating revenue...........................................    $2,388,265

Cost and expenses:

    Cost of revenue.........................................       320,347
    Selling, general and administrative.....................       663,279
    Depreciation............................................        84,445
    Interest................................................         1,471
                                                                ----------
                                                                 1,069,542
                                                                ----------
            Net Income......................................    $1,318,723
                                                                ==========

                            See accompanying notes.
                            ----------------------

                        Pioneer Medical Services, Inc.

Statement of Shareholder's Equity
- ------------------------------------------------------------------------------


                                       COMMON STOCK
                                  ----------------------       RETAINED
                                    SHARES       AMOUNT        EARNINGS
                                  ----------   ---------     -----------
Balance at January 1, 1994......     500         $5,000      $   823,794

  Net income....................      -              -         1,318,723
  Distributions to Shareholders.      -              -        (1,655,640)
                                     ---         ------      -----------
Balance at December 31, 1993...      500         $5,000      $   486,877
                                     ===         ======      ===========


                            See accompanying notes.
                            ----------------------

                        Pioneer Medical Services, Inc.

Statement of Cash Flows
- ------------------------------------------------------------------------------

                                                               YEAR ENDED
                                                               DECEMBER 31
                                                                  1994
                                                               -----------
OPERATING ACTIVITIES
Net income....................................................  $1,318,723

Adjustments to reconcile net income to net
 cash provided by operations:
   Depreciation.............................................        84,445
   Changes in operating assets and liabilities:
     Decrease in trade accounts receivable..................       204,135
     Decrease in other receivable...........................         6,079
     Decrease in accounts payable...........................          (263)
     Decrease in accrued expenses and other liabilities.....           (57)
                                                                ----------
   Net cash provided by operating activities................     1,613,062

INVESTING ACTIVITIES
Purchases of property and equipment.........................       (52,624)
Proceeds from sales of property and equipment...............       196,268
Advances and deposits.......................................           147
                                                                ----------
    Net cash provided by investing activities...............       143,791

FINANCING ACTIVITIES
Payments on long-term debt..................................       (56,050)
Distributions to shareholders...............................    (1,655,640)
                                                                ----------
   Net cash used in financing activities....................    (1,711,690)
                                                                ----------
                         Increase in cash...................        45,163
Cash at beginning of period.................................        29,937
                                                                ----------
Cash at end of period.......................................    $   75,100
                                                                ==========
Supplemental disclosure of cash flow
  information
    Cash paid during the year for interest..................    $    1,471



                            See accompanying notes.
                            -----------------------

                        Pioneer Medical Services, Inc.

Notes to Financial Statements-December 31, 1994
- ------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Pioneer Medical Services, Inc. (the "Company") was incorporated on May 24, 1989. The Company markets and provides home health care products and services and rents home care equipment to patients through its two locations in West Virginia. These products and services, which are typically prescribed by a physician, include home health care products (such as respiratory therapy equipment and convalescent medical equipment).

REVENUE RECOGNITION

Revenues are reported on the accrual basis in the period in which services are provided. Operating revenue represents the estimated net realizable amounts from patients, third-party payors, and others for services rendered. The Company's accounts receivable consists primarily of amounts due from federal and state third party reimbursement programs and third-party payors.

Rental income under short-term leasing arrangements is recognized on a straight-line basis over the term of the lease and approximated $1.9 million in 1994. Approximately 65% of gross revenue in 1933 was derived under federal and state third-party reimbursement programs.

INVENTORIES

Inventories consist principally of durable medical equipment and medical supplies and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is provided on the straight line method over the estimated useful lives of the assets (generally three to seven years). Amortization of leasehold improvements is included in depreciation.

                        Pioneer Medical Services, Inc.

Notes to Financial Statements - December 31, 1994
- ------------------------------------------------------------------------------

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

On January 1, 1992, the Company elected to be treated as an S corporation under the provisions of the Internal Revenue Code by the consent of its shareholders. Under these provisions, the Company's income is taxable to its shareholders rather than the Company. However, the Company owns certain assets which have approximately $600,000 of built-in gains which could be subject to corporate income tax if sold.

2. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


Rental equipment.......................................   $  354,639
Furniture and equipment................................       24,148
Vehicles...............................................      101,459
                                                          ----------
                                                             480,246
Less accumulated depreciation..........................      329,559
                                                          ----------
                                                          $  150,687
                                                          ==========

The carrying value of the rental equipment is $111,421.

3. RELATED PARTY TRANSACTIONS

The Company leases a certain facility from a company owned by its president and shareholder. Rent expense under this operating lease amounted to $28,800 in 1994.

4. SUBSEQUENT EVENT

Effective January 1, 1995, the Company's shareholders sold 100% of their Class A Common Stock and granted a covenant not to compete to a Florida-based provider of home health care services for approximately $4.67 million cash.

RoTech Medical Corporation and Subsidiaries
Pro Forma Condensed Combined Financial Statements

     The pro forma condensed combined financial statements for the year ended July 31, 1994 have been prepared to illustrate the estimated combined effects of the Agreements of Purchase and Sales (Agreements) between RoTech Medical Corporation (the Company) and Lovejoy, Rothert's and Pioneer. The pro forma condensed combined balance sheet as of July 31, 1994 was derived by adjusting the historical balance sheet as of July 31, 1994 of the Company and the historical balance sheet as of July 31, 1994 of Lovejoy, the historical balance sheet as of September 30, 1994 of Rothert's and the historical balance sheet as of July 31, 1994 of Pioneer.

     The pro forma condensed combined statement of income was derived by adjusting the historical statement for the year ended July 31, 1994 of the Company and the historical statement of income for the year ended July 31, 1994 of Lovejoy, the historical statement of income for the year ended September 30, 1994 of Rothert's and the historical statement of income for the year ended July 31, 1994 of Pioneer. The pro forma condensed combined statement of income was prepared as if each purchase and sale had occurred on August 1, 1993. The pro forma condensed combined statement of income presented is not necessarily indicative of the results of operations that might have occurred had the transaction been completed as of the date specified or of the results of operations of the Company and its subsidiaries for any future period.

      No changes in operating revenue and expenses have been made to reflect the results of any modification to operations that might have been made had the Agreements been consummated on the aforesaid assumed effective date for purposes of presenting pro forma results. Certain supportable payroll costs attributable to acquired entities' employees whose services would have been terminated upon the effective date of purchase and sale along with certain expenses for duplicate locations have been eliminated. The acquisitions have been accounted for in accordance with the purchase method of accounting. The pro forma condensed combined statement of income includes amortization of goodwill as if the Agreements had been completed on the assumed effective date referred to above.

      The pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company's July 31, 1994 Form 10-K.

ROTECH MEDICAL CORPORATION AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Pro Forma Condensed Combined Balance Sheet


                                        ROTECH                                                           ROTECH
                                        MEDICAL                                                          MEDICAL
                                      CORPORATION                                                      CORPORATION
                                      CONSOLIDATED           COMBINED                                    COMBINED
                                        JULY 31              ACQUIRED            PRO FORMA              PRO FORMA
                                         1994                ENTITIES           ADJUSTMENTS              RESULTS
                                      -----------            -----------         -----------            -----------
ASSETS
Current Assets:
  Cash............................    $   331,681            $   136,603                                $   468,284
  Accounts Receivable:
    Trade, less allowances for
    contractual adjustments
    and doubtful accounts.........     29,568,314              1,656,298                                 31,224,612
    Other.........................      1,622,975                  9,965                                  1,632,940
    Inventories...................      5,918,437                474,288                                  6,392,725
    Prepaid Expenses..............        711,350                 28,437                                    739,787
                                      -----------            -----------         -----------           ------------
      Total Current Assets........     38,152,757              2,305,591                                 40,458,348
                                      -----------            -----------         -----------           ------------

Other Assets:
  Intangible Assets, less
       accumulated amortization...     30,880,930                138,333          13,972,036 (3)         44,991,299
  Investment in affiliated
       company....................      1,874,660                                                         1,874,660
   Other assets...................        134,570                 94,049             (76,584)(1)            152,035
                                      -----------            -----------         -----------           ------------
                                       32,890,160                232,382          13,895,452             47,017,994

Property and equipment, less
   accumulated depreciation.......     23,389,838              1,543,361                                 24,933,199
                                      -----------            -----------         -----------           ------------
TOTAL ASSETS......................    $94,432,755             $4,081,334         $13,895,452           $112,409,541
                                      ===========            ===========         ===========           ============

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities:
  Accounts payable, accrued
   expenses and other liabilities.    $ 5,521,033            $  680,408          $ 1,860,339 (1)        $21,605,356
 Notes payable to bank............      4,098,000               784,496           12,759,080 (1,2)        4,098,000
 Income taxes payable.............        750,609                     0                                     750,609
                                      -----------            ----------          -----------           ------------
    Total Current Liabilities.....     10,369,642             1,464,904           14,619,419             26,453,965

Other Liabilities:
  Deferred income taxes...........        742,650                                                           742,650
  Long-term debt..................                            1,075,841           (1,075,841)(1)

Shareholders' Equity
  Common Stock, par value $.0002
  per share, 50,000,000 shares
  authorized, 9,504,770 shares
  at July 31, 1994 issued and
  outstanding.....................          1,909                106,111            (106,085)(2)              1,935
  Treasury stock, at cost.........       (814,535)                                                         (814,535)
  Additional paid-in capital......     64,520,077                                  1,892,437 (2)         66,412,514
  Retained earnings...............     19,613,012              1,434,478          (1,434,478)(2)         19,613,012
                                      -----------            -----------         -----------           ------------
                                       83,320,463              1,540,589             351,874             85,212,926
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY..............    $94,432,755             $4,081,334         $13,895,452           $112,409,541
                                      ===========            ===========         ===========           ============


        See notes to pro forma condensed combined financial statements
        --------------------------------------------------------------

ROTECH MEDICAL CORPORATION AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Pro Forma Condensed Combined Statements of Income


                                                           FOR THE YEAR ENDED JULY 31, 1994
                                     -----------------------------------------------------------------------------
                                        ROTECH                                                           ROTECH
                                        MEDICAL                                                          MEDICAL
                                      CORPORATION                                                      CORPORATION
                                      CONSOLIDATED           COMBINED                                    COMBINED
                                       YEAR ENDED            ACQUIRED            PRO FORMA              PRO FORMA
                                     JULY 31, 1994           ENTITIES           ADJUSTMENTS              RESULTS
                                      -----------            -----------         -----------            -----------
Operating revenue.................    $71,469,618            $10,022,339                                $81,491,957

Cost and expenses:
   Cost of revenue................     17,408,548              2,217,622                                 19,626,170
   Selling, general
      and administrative..........     35,879,483              5,103,887             (60,000)(a)         40,923,370
   Depreciation and amortization..      5,338,494                475,480             727,487 (b)          6,541,461
   Interest.......................         66,676                 60,255             904,150 (c)          1,031,081
                                      -----------            -----------         -----------            -----------
                                       58,693,201              7,857,244           1,571,637             68,122,082
                                      -----------            -----------         -----------            -----------
Income before income taxes........     12,776,417              2,165,095          (1,571,637)            13,369,875
Income tax expense................      4,664,197                      0             201,776 (d)          4,865,973
                                      -----------            -----------         -----------            -----------
      Net income..................    $ 8,112,220            $ 2,165,095         $(1,773,413)           $ 8,503,902
                                      ===========            ===========         ===========            ===========

Earnings Per Share Data:
Net Income Per Share..............         $0.99                                                              $1.03
                                           =====                                                              =====
Weighted Average Number
  of Shares Outstanding...........      8,147,144                                    131,057 (e)          8,278,201

RoTech Medical Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements

(1) Elimination of net book value of certain assets ($76,584) not acquired. Reclassification of certain liabilities assumed to accounts payable.

(2) Purchase price paid as current note payable to bank ($13,543,576) and accrued as stock ($1,892,463). Elimination of acquired entities' equity in accordance with the purchase method of accounting.

(3) Additional intangibles of $14,110,369 resulting from the excess of the purchase price over the net assets acquired, less the elimination of the historical intangibles of Rothert's of $138,333. This adjustment does not contemplate any change to the purchase price for the differences in the business purchased at their respective dates of acquisition compared to what the purchase price may have been as of August 1, 1993.

(a) Supportable general and administrative expenses relating directly to the payroll and related expenses of those terminated employees and locations determined to be duplicated by the Company's existing structure and therefore would not be needed after the acquisition. Elimination of estimated non-recurring expenses incurred by Lovejoy, Rothert's and Pioneer.

(b) Amortization on intangibles recorded in the acquisition (amortized over various lives from 5 to 25 years).

(c) Additional interest expense related to borrowings (or reduced investments) for cash paid to acquire Lovejoy, Rothert's and Pioneer; assumed borrowed on August 1, 1993, less interest expense pertaining to liabilities not assumed by the Company. Assumed 6.6% interest rate on purchase price.

(d) Adjustment to income tax expense relating to the net income as adjusted for the combined entity. Income taxes are calculated on the basis that operations of the consolidated company could be combined as one company for federal income tax purposes at the actual historical rate for the period. No assurance can be given that these tax benefits will be realizable by the Company.

(e) Additional shares of the Company's Common Stock issued pursuant to the Agreements; assumed issued on the first day of the period presented.

RoTech Medical Corporation and Subsidiaries
Pro Forma Condensed Combined Interim Financial Statements

     The pro forma condensed combined interim financial statements for the six months ended January 31, 1995 have been prepared to illustrate the estimated combined effects of the Agreements of Purchase and Sale (Agreements) between RoTech Medical Corporation (the Company) and Lovejoy, Rothert's and Pioneer.

     The pro forma condensed combined interim statement of income was derived by adjusting the unaudited historical interim statement for the six months ended January 31, 1995 of the Company and the unaudited historical interim statement of income for the seven months ended July 31, 1994 of Lovejoy, the unaudited historical interim statement of income for the nine months ended September 30, 1994 of Rothert's and the unaudited historical statement of income for the year ended December 31, 1994 of Pioneer. The pro forma condensed combined interim statement of income was prepared as if each purchase and sale had occurred on August 1, 1994. The pro forma condensed combined interim statement of income presented is not necessarily indicative of the results of operations that might have occurred had the transaction been completed as of the date specified or of the results of operations of the Company and its subsidiaries for any future period.

     No changes in operating revenue and expenses have been made to reflect the results of any modification to operations that might have been made had the Agreements been consummated on the aforesaid assumed effective date for purposes of presenting pro forma results. Certain supportable payroll costs attributable to acquired entities' employees whose services would have been terminated upon the effective date of purchase and sale along with certain expenses for duplicate locations have been eliminated. The acquisitions have been accounted for in accordance with the purchase method of accounting. The pro forma condensed combined interim statement of income includes amortization of goodwill as if the Agreements had been completed on the assumed effective date referred to above.

     The pro forma condensed combined interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company's July 31, 1994 Form 10-K and the condensed consolidated interim financial statements and the related notes thereto included in the Company's January 31, 1995 Form 10-Q/A.

ROTECH MEDICAL CORPORATION AND SUBSIDIARIES
- ------------------------------------------------------------------------------
Pro Forma Condensed Combined Statements of Income


                                                         FOR THE SIX MONTHS ENDED JANUARY 31, 1995
                                     -----------------------------------------------------------------------------
                                        ROTECH
                                        MEDICAL                                                            ROTECH
                                      CORPORATION                                                          MEDICAL
                                      CONSOLIDATED                                                       CORPORATION
                                       SIX MONTHS             COMBINED                                    COMBINED
                                     ENDED JANUARY            ACQUIRED            PRO FORMA               PRO FORMA
                                        31, 1995              ENTITIES           ADJUSTMENTS               RESULTS
                                      -----------           ------------         ------------            -----------
Operating revenue.................    $59,304,735            $ 2,166,481                                $61,471,216

Cost and expenses:
   Cost of revenue................     16,394,082                286,022                                  16,680,104
   Selling, general
      and administrative..........     29,534,029                786,267              (30,000)(a)         30,290,296
   Depreciation and amortization..      3,860,751                 70,709              363,744 (b)          4,295,204
   Interest.......................        310,370                 10,450              446,160 (c)            766,980
                                      -----------           ------------         ------------            -----------
                                       50,099,232              1,153,448              779,904             52,032,584
                                      -----------           ------------         ------------            -----------
Income before income taxes........      9,205,503              1,013,033             (779,904)             9,438,632
Income tax expense................      3,410,000                      0               79,264 (d)          3,489,264
                                      -----------           ------------         ------------            -----------
      Net income..................    $ 5,795,503           $  1,013,033         $    859,168            $ 5,949,368
                                      ===========           ============         ============            ===========

Effective tax rate:
Earnings Per Share Data...........    $     0.59                                                              $0.59

Weighted Average Number
  of Shares Outstanding...........      9,879,648                                    131,057 (e)         10,010,705

RoTech Medical Corporation and Subsidiaries
Notes to Pro Forma Condensed Combined Interim Financial Statements

(a) Supportable general and administrative expenses relating directly to the payroll and related expenses of those terminated employees and locations determined to be duplicated by the Company's existing structure and therefore would not be needed after the acquisition. Elimination of estimated non-recurring expenses incurred by Lovejoy, Rothert's and Pioneer.

(b) Amortization on intangibles recorded in the acquisition (amortized over various lives from 5 to 25 years).

(c) Additional interest expense related to borrowings (or reduced investments) for cash paid to acquire Lovejoy, Rothert's and Pioneer; assumed borrowed on August 1, 1994, less interest expense pertaining to liabilities not assumed by the Company. Assumed 6.6% interest rate on purchase price.

(d) Adjustment to income tax expense for the tax expense relating to the net income as adjusted for the combined entity. Income taxes are calculated on the basis that operations of the consolidated company could be combined as one company for federal income tax purposes at the actual historical rate for the period. No assurance can be given that these tax benefits will be realizable by the Company.

(e) Additional shares of the Company's Common Stock issued pursuant to the Agreements; assumed issued on the first day of the period presented.